UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2004

Commission File No. 1-4582

THE PBSJ CORPORATION

THE PBSJ EMPLOYEE PROFIT SHARING AND

STOCK OWNERSHIP PLAN AND TRUST

(Exact name of registrant as specified in its charter)

FLORIDA	59-1494168
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2001 N.W. 107th AVENUE

MIAMI, FLORIDA 33172-2507

(Address of principal executive offices)

(305) 592-7275

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust (“the Plan”) appointed Deloitte & Touche LLP (“Deloitte”) as its new independent registered public accounting firm for the year ended December 31, 2004, subject to satisfactory completion of their client acceptance procedures. Via letter dated July 21, 2004 the Plan dismissed PricewaterhouseCoopers LLP (“PWC”) as its independent registered public accounting firm. The Plan understands that PWC received the letter July 26, 2004. The decision to appoint Deloitte and replace PWC as the Plan’s independent registered public accounting firm was approved by the Audit Committee of The PBSJ Corporation.

The reports of PWC on the financial statements and supplemental schedules of the Plan as of and for the years ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2003 and 2002 and through July 21, 2004, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in their reports on the financial statements and supplemental schedules of the Plan for such years.

During the years ended December 31, 2003 and 2002 and through July 21, 2004 there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan has provided PWC with a copy of the foregoing statements. Attached as an exhibit is a copy of PWC’s letter dated July 27, 2004 stating its agreement with such statements.

During the years ended December 31, 2003 and 2002 and through the date of appointment of Deloitte, the Plan has not consulted with Deloitte on any matter or event related to the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the registrant’s financial statements.

Item (7c). Exhibit

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLC to the Securities and Exchange Commission dated July 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust

Dated: July 28, 2004	By:	/s/ Ana Quinones
Ana Quinones
Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLC to the Securities and Exchange Commission dated July 27, 2004.